UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              May 16, 2013 ___

Commercial Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (419) 294-5781 ___

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Commercial Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The matters voted upon at the Meeting included the election of three (3) Class I Directors for the Company, to serve a term expiring in 2016, an advisory resolution to approve, on a non-binding basis, the compensation of executives, an advisory resolution to approve the frequency of non-binding shareholder votes on executive compensation, and the ratification of the appointment of Plante & Moran, PLLC, as the Company’s independent registered public accounting firm for 2013.

The Company’s nominees to serve as Class I Directors were Robert E. Beach, Deborah J. Grafmiller, and Lee M. Sisler. All three nominees were elected as Class I Directors of the Company. The results of the election were as follows:

Name	For	Withheld	Broker
Non-Vote

Robert E. Beach	495,385	5,020	236,457
Deborah J. Grafmiller	493,623	6,782	236,457
Lee M. Sisler	495,739	4,666	236,457

The advisory resolution to approve, on a non-binding basis, the compensation of executive was approved. The results of the voting were as follows:

For	Against	Abstain	Broker
			Non-Vote

667,865	37,515	31,482	236,457

Three years was approved as the frequency of non-binding shareholder votes on executive compensation. The results of the voting were as follows:

1 Year	2 Years	3 Years	Broker
			Non-Vote

109,306	34,293	313,996	236,457

The shareholders ratified, on a non-binding basis, the Audit Committee’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2013. The results of the voting were as follows:

For	Against	Abstain

699,816	891	5,462

Item 7.01 – Regulation FD Disclosure.

Upper Sandusky, OH- In a recent issue of American Banker magazine ranking the top performing community banks and thrifts according to three-year average return on equity (ROE), Commercial Bancshares, Inc. ranked 79th nationally. The listing, which included exchange-traded community banks and thrifts with less than $2 billion in assets, reflected the top 200 of the 851 institutions meeting the ranking’s criteria. The ranking was based on the average return on equity for the three years ending December 31, 2010, 2011, and 2012. Data from SNL Financial was used for the article. “I would like to thank our shareholders, directors, and employees for helping us to achieve this ranking and please consider joining our shareholder family” stated Robert Beach, President and CEO of the Company.

Commercial Bancshares, Inc. is the parent company of Commercial Savings Bank (the “Bank”), which operates branches in Arlington, Carey, Findlay, Harpster, Marion, and Upper Sandusky, Ohio. The Bank also has a loan production office in Worthington, Ohio.

The common stock of the Company is not listed on any stock exchange. While there is no established public trading market for our stock, our shares are currently quoted in the inter-dealer quotation (or “over-the-counter”) marketplace using the trading symbol “CMOH”. The Company’s stock trades principally on the OTCQB, which is operated by OTC Markets Group, Inc. (formerly Pink OTC Markets, Inc.) Trading on the OTCQB is limited to companies that report financial information with the SEC or a U.S. banking regulator. However, there are no financial or qualitative standards for quotation in this tier. The common stock of the Company is not FDIC insured and may lose value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date	May 22, 2013	/s/ David J. Browne
David J. Browne, Corporate Secretary